Exhibit 99.1

News Release	3D Systems Corporation 26081 Avenue Hall Valencia CA 91355 www.3dsystems.com NASDAQ: TDSC

Investor Contact:	Chanda Hughes	Media Contact:	Katharina Hayes
	661-295-5600 Ext 2632		803-326-3941
	Email: HughesC@3dsystems.com		Email: HayesK@3dsystems.com

3D Systems Announces Delay in Filing of
Form 10-Q and Reports Preliminary
Operating Results for Second Quarter of
2006

VALENCIA, California — August 9, 2006 — 3D Systems Corporation (NASDAQ: TDSC), a leading provider of Rapid 3-D Printing, Prototyping and Manufacturing solutions, announced that it plans to file today with the Securities and Exchange Commission (“SEC”) a Form 12b-25 indicating that it will be unable to file its Quarterly Report on Form 10-Q by today’s initial filing deadline.  A 12b-25 filing provides the company an automatic five-day extension of the time for the company to file its Quarterly Report on Form 10-Q and still be considered timely under SEC rules.

The company also delayed issuing its second-quarter operating results but is reporting today its preliminary expectations for its operating results for the second quarter of 2006.   The company will hold a conference call and simultaneous webcast to discuss the delay in filing its Form 10-Q and its preliminary second quarter results today, August 9, 2006, at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time).

The company’s delay in completing its financial statements for the second quarter and first six months of 2006 is due primarily to disruptions arising from the implementation of its new enterprise resource planning (“ERP”) system and other disruptions in its supply chain activities arising primarily from the outsourcing of logistics and warehousing of spare parts in the second quarter of 2006.

Due to these disruptions, despite diligent efforts, the company could not complete the work necessary to file its Form 10-Q by today’s initial due date or to release its final second-quarter operating results.  The company intends to file its Form 10-Q and issue its second-quarter operating results as soon as practicable.

The company began operating its new ERP system in the U.S and in most of Europe during the second quarter of 2006, and it has experienced unforeseen disruptions and delays from operating the system.

These disruptions made it difficult for the company to enter and process customer orders, procure and manage inventory, schedule orders for production and shipping and invoice finished products to customers during the second quarter. Therefore, the company expects to report revenue for the second quarter of 2006 of approximately $28 million, a 15% decrease from revenue reported for the second quarter of 2005.

Difficulties with the ERP system also have resulted in delays in testing and analyzing certain data recorded in the ERP system necessary to complete the financial statements required for the 10-Q filing.

Also as a result of these disruptions, the company currently expects to report that it ended the second quarter with an approximately $9.8 million order backlog.  Of this amount, approximately $8.3 million in orders, primarily for systems and materials, were generated and planned for shipment during the second quarter.  The company expects to catch up on this high backlog as it resolves the remaining disruptions, which the company believes have eased substantially since the beginning of July.

The company currently expects that its final second quarter results will reflect that the supply chain and ERP-system disruptions experienced during the second quarter adversely impacted revenue from systems and services in the second quarter, with significant reductions in unit sales volume in each of those product and service classes.  The company also expects to report that revenue declined during the second quarter of 2006 in each geographic area in which it conducts business, due primarily to the overall decline in unit sales volume.

The company also expects to report that sales of its engineered materials and composites were only mildly impacted by the ERP and supply chain disruptions, reflecting the relative simplicity of the materials’ portfolio sourcing and logistics for these products.

The company also expects to report a significant decline in gross profit for the second quarter of 2006 compared to the gross profit reported for the second quarter for 2005, and a net loss available to common stockholders in the range of $0.62 to $0.72 per diluted share.

These preliminary results reflect the company’s lower revenue, higher warranty costs and increased and extraordinary expenses associated with accommodations that it extended to customers whose orders or repairs were delayed by the ERP system and supply-chain disruptions and resource constraints on the company’s service organization, as well as increased costs incurred to remedy or compensate customers for stability issues with certain new equipment installations.

The company also expects to report that, except for $2.2 million of restructuring costs in the second quarter of 2006 associated with its planned relocation to Rock Hill, South Carolina, expenses related to its ERP implementation that cannot be capitalized and higher investments in R&D projects, operating expenses increased slightly compared to those reported for the second quarter of 2005.

The higher research and development expenses reflect the company’s continued high levels of investment in new product development.  The company’s restructuring costs related to the Rock Hill relocation project currently are within the range of the company’s previous estimates.

“The second quarter of 2006 was a particularly challenging quarter for us,” said Abe Reichental, 3D Systems’ president and chief executive officer.  “Although we are pleased with the progression of our booking of orders during the second quarter, we are deeply disappointed that disruptions in delivery and service resulting from certain of our key initiatives to improve our operations, promote growth and improve our customer’s bottom line let down some of our valued customers and negatively impacted our operating results.

“During the second quarter, we experienced a number of temporary challenges relating to the ERP implementation, the start-up of our recently outsourced logistics and warehousing activities, and the relocation of our operations, including the need to hire and train new employees who are not yet fully experienced with our new ERP system or fully familiar with our business,” continued Reichental.

“Specifically, we began to operate our new ERP system in the U.S. on May 1, 2006 and in most of Europe in mid-June 2006.  While we expect the ERP system to ultimately improve our business processes, efficiency and control environment, following the commencement of the operation of the system, we encountered disruptions in processing transactions in the system that affected our ability to enter and process customer orders, procure and manage inventory, schedule orders for production and shipping and invoice finished products to customers,” continued Reichental.

“We also experienced significant disruptions in our supply chain activities that led to shortages of parts and materials, resulting in loss of parts and materials’ revenue, a consequent loss of service revenue, higher service and expediting costs and the need to compensate customers who were adversely affected by these shortages,” continued Reichental.  “These shortages also delayed shipments of finished products, which reduced revenue recognized in the second quarter and resulted in an estimated $8.3 million of backlog for new orders placed during the second quarter that we were unable to ship during the quarter.

“In addition, difficulties with the new ERP system also impacted our ability to test and analyze certain data recorded in the ERP system necessary to complete the financial statements required for the 10-Q filing, which caused us to file for a filing extension permitted by the SEC’s rules,” said Reichental.

“As we have said previously, our new, sophisticated, advanced manufacturing-capable Sinterstation® Pro, Viper™ Pro and 3-D Printing systems, with their broader range of capabilities, continued to require more extensive commissioning and training to achieve operating stability and operating potential for some customers. As a result of the high volume of sales of these systems that we have enjoyed in recent quarters, and the continued need for additional commissioning and training time, we also have experienced field service resource constraints and equipment stability issues that have delayed the start-up of some systems,” continued Reichental.

“During the second quarter, we continued to address these issues, and we believe we made meaningful progress by working closely with our customers to resolve system stability issues in a mutually beneficial manner.  We also intensified our own internal training and provided more extensive customer training, support and installation activities than the services we traditionally provide with our legacy systems.  Nonetheless, we encountered higher warranty and related costs that adversely affected our gross profit in the second quarter and first six months of 2006,” said Reichental.

“Notwithstanding all of these challenges, we are heartened by the fact that we ended the quarter with a significantly larger backlog of new orders compared to our historical experience, which we believe suggests that our lower than anticipated results in the second quarter were symptoms of the disruptions we experienced rather than a fundamental problem with our business,” continued Reichental.

“We are pleased that in the course of the past six weeks the focused corrective action plan that we have implemented enabled us to process and ship the majority of the new order backlog we had at the end of the second quarter.  Although there can be no assurance that all of these outstanding orders ultimately will result in sales to and revenue from customers, we believe that the backlog and our progress in shipping it suggests, first, that the demand for our products and services remains strong and, but for the problems we experienced in fulfilling orders, would have contributed to a significantly better second quarter than we experienced and, second, that we are making real progress in correcting these disruptions,” concluded Reichental.

“We are continuing to work to aggressively remedy and correct all of the remaining ERP and supply-chain related issues while pursuing our ongoing strategic initiatives.  We remain confident in our direction and expect that these initiatives will provide us with demonstrable benefits as we move forward,” continued Reichental.  “Despite the second quarter’s disappointments, we firmly believe that we have made significant progress in many areas.  For example, since the beginning of 2006:

•                  “We have entered the advanced stages of executing our plan to consolidate our corporate headquarters’ functions in a new facility in Rock Hill, South Carolina, which is intended to enhance our effectiveness and customer responsiveness and to reduce overall costs, including recruiting some 80 new employees to work with us there;

•                  “We announced an exciting agreement with Symyx Technologies to work together to discover and commercialize advanced materials for use in our Rapid Prototyping and Rapid Manufacturing solutions;

•                  “We reached an agreement in principle with DSM Somos to cross-license certain patents and other intellectual property related to stereolithography materials;

•                  “We entered into an agreement to sell our Grand Junction facility for a $7.3 million cash purchase price, subject to the satisfaction of certain customary conditions;

•                  “All outstanding shares of our Series B Convertible Preferred Stock were converted into 3D Systems’ common stock in June, simplifying our capital structure and reducing our dividend expense for the future;

•                  “We continued to develop in partnership with York Technical College what we expect to be a world-class training center adjacent to our new headquarters that will provide training to our customers, resellers and employees;

•                  “We signed agreements in principle with Integra Services International, Inc. and Total C S Team, Inc. that would enable each of them to become non-exclusive 3D Systems’ authorized service providers to provide repair and upgrade services in the United States for our selective laser sintering and stereolithography equipment; and

•                  “We have continued to focus on broadening our product portfolio consistent with our key initiatives to grow our Rapid Manufacturing and 3-D Printing base,”

said Reichental.  “Implementing our strategic initiatives has created exciting yet challenging times for us.  While this quarter was a severe disappointment, we continue undeterred to focus on our goals and to continue our efforts to transform our company and the way we do business,” concluded Reichental.

Rescheduled Conference Call Time and Audio Webcast Details

3D Systems will hold its previously announced quarterly conference call and audio webcast this morning, August 9, 2006, at the new time of 8:30 am Eastern Time (5:30 am Pacific Time).

On the conference call, 3D Systems will discuss its 12b-25 filing with the SEC and its preliminary financial results for the second quarter and first six months of 2006.

•                  To access the Conference Call, dial 1-888-336-3485 (or 706-634-0653 from outside the United States).  A recording will be available two hours after completion of the call for seven days.  To access the recording, dial 1-800-642-1687 (or 706-645-9291 from outside the United States) and enter 3664935, the conference call ID number.

•                  To access the audio Webcast, log onto 3D Systems’ website at www.3dsystems.com.  The link to the Webcast is provided on the homepage of the website.  To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.  The Webcast will be available for replay beginning approximately 48 hours after completion of the call at: www.3dsystems.com under the Investor Relations’ section.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors stated under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors” and “Risk Factors,” which appear in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of Rapid 3-D Printing, Prototyping and Manufacturing solutions.  Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input.  These solutions are used for design communication and prototyping as well as for production of functional end-use parts:  Transform your products.

More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.